SCHEDULE 14A —
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.______)

Filed by the registrant    ☒

Filed by a party other than the registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Section 240.14a-12

ARCTIC CAT INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ARCTIC CAT INC.

_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 3, 2005
_________________

        Notice is hereby given that the Annual Meeting of Shareholders of Arctic Cat Inc. (the “Company”) will be held at 601 Brooks Avenue South, Thief River Falls, Minnesota 56701, on Wednesday, August 3, 2005 at 4:00 p.m. for the following purposes:

1.	To elect three directors to serve a three-year term; and
2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on June 10, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Since it is important that your shares be represented at the Annual Meeting, whether or not you personally plan to attend, you are requested to sign, date and promptly return your proxy card in the enclosed envelope. If you are a record holder, you may also submit your proxy by telephone or through the Internet by following the instructions on the proxy card. If you own shares in “street name,” i.e., through a broker, you should follow the instructions provided by the broker. Returning your signed proxy or submitting your proxy by telephone or through the Internet will not prevent you from voting in person at the Annual Meeting, should you desire to do so.

By Order of the Board of Directors,

Timothy C. Delmore,
Secretary

Thief River Falls, Minnesota
July 1, 2005

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

ARCTIC CAT INC.
601 Brooks Avenue South
Thief River Falls, MN 56701

_________________

PROXY STATEMENT
Annual Meeting of Shareholders
August 3, 2005
_________________

        This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Arctic Cat Inc., a Minnesota corporation (the “Company”), of proxies for the Annual Meeting of Shareholders of the Company to be held at 601 Brooks Avenue South, Thief River Falls, MN 56701, on Wednesday, August 3, 2005 at 4:00 p.m., Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about July 1, 2005.

        The Company’s Annual Report for the fiscal year ended March 31, 2005, including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

        The total number of shares outstanding and entitled to vote at the meeting as of June 10, 2005 consists of 13,211,439 shares of $.01 par value Common Stock (excluding 6,717,000 shares of Class B Common Stock which do not vote with the Common Stock in the general election of directors; see “Election of Directors”). Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on June 10, 2005 will be entitled to vote at the Annual Meeting.

        Proxies may be sent to the Company using the enclosed proxy card, or by record holders by submitting a proxy by telephone or through the Internet, as permitted by Minnesota law. Shares represented by proxies properly signed, dated and returned, or submitted by telephone or through the Internet, will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly signed, or submitted by telephone or through the Internet, but contains no instructions, the shares represented thereby will be voted FOR the director nominees and at the discretion of the proxyholders as to any other matters which may properly come before the Annual Meeting.

        The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. An item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders. Consequently, abstentions (or “withhold authority” as to directors) will have the same effect as a negative vote. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote and, therefore, will have no effect on the outcome of the vote.

        Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, the shareholder could also simply vote again at a later date using the same procedures, in which case the later vote will be recorded and the earlier vote revoked. Record holders wishing to vote by telephone or through the Internet should note that they must do so before noon (Central Daylight Time) on Tuesday, August 2, 2005. After that time, telephone and Internet voting will not be permitted and a shareholder wishing to vote, or revoke an earlier proxy, after such time must submit a signed proxy card or vote in person.

PROPOSAL 1
ELECTION OF DIRECTORS

        Pursuant to the Company’s Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors, each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote, and generally, one-third of the directors belong to each class. This year, upon the recommendation of the Governance Committee, the Board of Directors, including a majority of the independent directors, has nominated three directors: Robert J. Dondelinger, William I. Hagen and Kenneth J. Roering, incumbent directors whose terms expire this year. If elected, Messrs. Dondelinger’s, Hagen’s and Roering’s terms will expire in 2008. It is intended that proxies will be voted for such nominees. The Company believes that the nominees will be able to serve; but should any of them be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee(s) as the Board may propose.

        In addition, in accordance with a Stock Purchase Agreement dated July 18, 1988 between Suzuki Motor Corporation (“Suzuki”) and the Company pursuant to which Suzuki purchased 7,560,000 shares (as adjusted for subsequent stock splits) of the Company’s Class B Common Stock (constituting all outstanding shares of Class B Common Stock), Suzuki is entitled to elect one member of the Board of Directors. In August 2004, Masayoshi Ito was elected to the Board of Directors by Suzuki.

        The name and age of the nominees and the other directors and their principal occupations are set forth below, based upon information furnished to the Company by the nominees and directors. Unless otherwise indicated, each of the nominees and directors has held their respective identified positions for more than the past five years. Each of the directors, except Messrs. Twomey and Ness, have been determined by the Governance Committee to qualify as an “independent director” as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market.

Name, Age and Principal Occupation	Director Since

Nominated for a term ending in 2008:
Robert J. Dondelinger, 69, Co-owner and Chairman of the Board of Northern Motors (a General Motors dealership in Thief River Falls, Minnesota) since 1965.	1983
William I. Hagen, 67, Retired following more than 35 years owning and operating a nationwide trucking company; Part owner and Director of Border Bancshares, Inc. (a bank holding company that owns seven banks in northwestern Minnesota); Owner and operator of a farm in northern Minnesota.	1983
Kenneth J. Roering, 63, Currently a Professor of Marketing at the Carlson School of Management at the University of Minnesota; served as Department Chair for ten years and occupied the Pillsbury Company Chair in Marketing for 20 years; has published more than 70 articles in professional journals, written two books, and edited three collections of scholarly writings in the areas of marketing strategy and new product development; has received various teaching and research awards for his work, including AMA Distinguished Faculty and University of Minnesota Outstanding Graduate Teacher; has consulted with more than 50 companies including, American Express, Motorola, Ecolab, 3M, Cargill, Carlson Companies, Pillsbury, and Medtronic; has been a director of several companies and currently serves on the Board of Transport Corporation of America, Inc.; has directed and participated in management development programs throughout the world.
1996

Name, Age and Principal Occupation	Director Since

Other directors whose terms of office will continue after the Annual Meeting and whose terms expire in 2006:
William G. Ness, 67, Vice Chairman of the Board of Directors of the Company; Director of Itasca Bemidji, Inc.	1983
Gregg A. Ostrander, 52, Chairman of the Board of Directors, President and Chief Executive Officer of Michael Foods, Inc. (a food processing manufacturer in Minnetonka, Minnesota) since 1993; Director of Birds Eye Foods, Inc.	1995
Other directors whose terms of office will continue after the Annual Meeting and whose terms expire in 2007:
Susan E. Lester, 48, Private investor; Chief Financial Officer, Homeside Lending, Inc. (a mortgage bank) from October 2001 to May 2002; Chief Financial Officer, U.S. Bancorporation (a commercial bank) from February 1996 to May 2000; Director of First Community Bancorporation and Bremer Investment Funds, Inc.	2004

Name, Age and Principal Occupation	Director Since

Christopher A. Twomey, 57, Chairman of the Board of Directors of the Company; President and Chief Executive Officer of the Company since January 1986; Director of The Toro Company and Universal Trailer Corporation.	1987
Director elected by Class B Common Stock:
Masayoshi Ito, 50, General Manager America/Europe Motorcycle Marketing Department, Suzuki Motor Corporation since April 2004; President Suzuki France S.A.S. from May 2003 to March 2004; General Manager Europe Motorcycle Marketing Department from September 2002 to April 2003; Group Leader North America & Oceania Marketing Group and America/Europe Motorcycle Marketing Department from April 2002 to August 2002; General Manager of Suzuki Manufacturing of America Corporation (SMAC) from January 2001 to March 2002; Group Leader Europe Motorcycle Marketing Department from January 2000 to December 2000.	2004

        Vote Required.    The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for the election of the nominees.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

        Director Emeritus.   Mr. Lowell T. Swenson retired as a director in 1998. Recognizing Mr. Swenson’s long-standing contributions to the Company and exemplary service throughout his 15-year term as a director, as well as his service in the snowmobile industry for more than thirty years, the Board of Directors determined that the Company would benefit from a continued association with Mr. Swenson and appointed him a Director Emeritus upon his retirement. As a Director Emeritus, Mr. Swenson is invited to attend all Board meetings, but he is not entitled to vote at such meetings and does not have responsibility for the Board’s actions. He is not entitled to compensation paid to outside directors of the Company but is entitled to reimbursement of out-of-pocket expenses incurred in attending Board meetings and is entitled to indemnification in his role as a Director Emeritus.

        Meetings.    During fiscal 2005, the Board of Directors met five times. Each director, except the director elected by the holder of the Class B Common Stock, attended more than 75% of the meetings of the Board of Directors and any committee on which he/she served. It is the Company’s policy that all directors, except the director elected by the holder of the Class B Common Stock, should attend the Annual Meeting of Shareholders. All directors elected by the holders of Common Stock attended the 2004 Annual Meeting of Shareholders.

        Board Committees.    The Board established a Compensation Committee, an Audit Committee and a Governance Committee. The Compensation Committee, which currently consists of Messrs. Dondelinger (Chair), Hagen, Ness and Ostrander, met one time during fiscal 2005. All members, with the exception of Mr. Ness, are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market. The Compensation Committee assists in defining the Company’s compensation policies and administering its compensation plans, reviews management’s recommendations and makes its own recommendations to the Board with respect to Company executives’ salaries, bonuses and stock option grants, and reviews the Company’s retirement plans and employee benefits. The Compensation Committee Charter is available to shareholders on the Company’s website located at www.arcticcat.com. The Board of Directors has established a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Ostrander and Roering, for the purpose of granting awards under the Company’s stock option plans.

        The Audit Committee, which currently consists of Messrs. Ostrander (Chair), Hagen and Roering and Ms. Lester, met six times during fiscal 2005. All members of the Company’s Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq National Market. The Board of Directors has determined that Susan E. Lester, a member of the Company’s Audit Committee, is an “audit committee financial expert” as that term is defined in rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Audit Committee has sole authority and direct responsibility for the appointment, compensation, retention and oversight of the independent auditors, meets with the Company’s independent auditors and representatives of management to review the internal and external financial reporting of the Company, reviews the scope of the independent auditors’ examination and audit procedures to be utilized, considers comments by the auditors regarding internal controls and accounting procedures and management’s response to those comments and pre-approves any audit and non-audit services to be provided by the Company’s independent auditors. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available to shareholders on the Company’s website located at www.arcticcat.com.

        The Governance Committee, which currently consists of Messrs. Roering (Chair), Dondelinger and Ness and Ms. Lester, met one time during fiscal 2005. All members, with the exception of Mr. Ness, are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market. The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of the Company. The primary recurring duties and responsibilities of the Governance Committee include (1) reviewing and recommending to the Board corporate governance polices and procedures; (2) reviewing the Company’s Code of Conduct and compliance thereof; (3) identifying and educating the Company’s directors; (4) evaluating the Board of Directors; and (5) recommending to the Board compensation policies, practices and levels of compensation for the Board. The Governance Committee Charter is available to shareholders on the Company’s website located at www.arcticcat.com.

        In identifying prospective director candidates, the Governance Committee considers its personal contacts, recommendations from shareholders and recommendations from business and professional sources. The Governance Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership, rather than directly nominate an individual, should submit the recommendations in writing to the Secretary of the Company at least ninety (90) days prior to the meeting date corresponding to the previous year’s Annual Meeting, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. When evaluating the qualifications of potential new director candidates, or the continued service of existing directors, the Governance Committee will consider a variety of criteria, including the individual’s integrity, inquisitiveness, experience dealing with complex problems, specialized skills or expertise, diversity of background, independence, financial expertise, freedom from conflicts of interest, ability to understand the role of a director and ability to fully perform the duties of a director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution, resulting from such service.

        A shareholder intending to independently nominate an individual as a director at an Annual Meeting, rather than recommend the individual to the Governance Committee for consideration as a nominee, must comply with the advance notice requirements set forth in the Company’s Bylaws. The Company’s Bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors provided that such shareholder has provided written notice of such intention to the Secretary of the Company. Such notice must be given not less than sixty (60) days nor more than ninety (90) days prior to the meeting date corresponding to the previous year’s Annual Meeting.

        Shareholders wishing to recommend for nomination or to nominate a director should contact the Company’s Secretary for a copy of the relevant procedure for submitting recommendations and nominations and a full delineation of the criteria considered by the Governance Committee when evaluating potential new directors or the continued service of existing directors.

        Remuneration of Directors.    All non-employee directors other than the representative of Class B Common Stock currently receive $5,000 per quarter, $1,000 per meeting attended in person, $500 per meeting attended telephonically, $750 per committee meeting and $3,500 additional compensation per year if they serve as a committee chair. If committee meetings occur the same day as regular Board meetings, the directors are paid for up to two committee meetings that day, in addition to out-of-pocket expenses incurred on behalf of the Company. In addition, pursuant to the Company’s 2002 Stock Plan, each non-employee director automatically receives on the date of election or re-election as a director, or appointment as a director by action of the Board during the period between shareholder meetings, and on the date of each subsequent annual or special shareholder meeting at which action is taken to elect any director if the non-employee director’s term is not up for election that year and the non-employee director is serving an unexpired term (provided that the non-employee director has served for at least six months), an option to purchase 6,000 shares of the Company’s Common Stock at an option price equal to the fair market value of the Company’s Common Stock on the date the option is granted. These options have terms expiring five years following termination of service as a director and are exercisable at any time following the date of grant. The 1989 Stock Option Plan, the 1995 Stock Plan and the 2002 Stock Plan also permit granting of additional or alternative options to directors at the discretion of the Board. The director elected by the holder of Class B Common Stock is reimbursed for out-of-pocket expenses incurred on behalf of the Company and does not receive the remuneration described above.

        Communications with the Board of Directors.    The Company’s Board of Directors provides a process for shareholders to send communications to the Board of Directors. The manner in which shareholders can send communications to the Board is set forth on the Company’s website located at www.arcticcat.com.

        Code of Conduct.    The Company’s Board of Directors has adopted a code of ethics known as the “Arctic Cat Inc. Code of Conduct,” which applies to the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, as well as the other officers, directors, employees, consultants, agents and representatives of the Company. The Company believes that the Code of Conduct not only documents its historic good business practices, but sets forth guidelines for ensuring that all Company personnel act with the highest standards of integrity. The Arctic Cat Inc. Code of Conduct is posted on the Company’s web site at www.arcticcat.com.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table shows, for fiscal years 2005, 2004 and 2003, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Christopher A. Twomey, the Company’s Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (collectively with Mr. Twomey, the “Named Executives”).

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION		LONG-TERM COMPENSATION

Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (#)	All Other Compensation(1)

Christopher A. Twomey President and Chief Executive Officer	2005	$502,640	$165,871	80,000	$5,974
	2004	488,000	301,584	100,000	6,000
	2003	474,000	236,052	100,000	4,455
Robert Bonev Vice President — Sales and Marketing	2005	$235,000	$65,331	35,000	$5,951
	2004	228,000	107,343	50,000	6,154
	2003	221,000	87,031	50,000	6,060
Timothy C. Delmore Chief Financial Officer and Secretary	2005	$235,000	$67,680	35,000	$6,071
	2004	228,000	109,052	50,000	5,319
	2003	221,000	88,356	50,000	6,045
Ronald G. Ray Vice President — Operations	2005	$225,000	$68,175	25,000	$6,193
	2004	202,000	81,487	20,000	6,045
	2003	196,000	68,090	20,000	6,045
Ole E. Tweet Vice President — New Product Development	2005	$197,000	$47,083	15,000	$7,081
	2004	191,000	74,184	20,000	6,044
	2003	185,000	60,107	20,000	6,037

(1)	Includes contributions by the Company to the individual’s 401(k) retirement plan account.

Employment Agreements

        The Company has entered into employment agreements with each of its executive officers which provide, among other things, for a lump-sum cash severance payment to each such executive equal to approximately three times the executive’s average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a “change in control” of the Company. In general, a “change in control” would occur when there has been any change in the controlling persons reported in the Company’s proxy statement, when 20% or more of the Company’s outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute at least 75% of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company’s shareholders approve a plan of liquidation or dissolution of the Company. The employment agreements also prohibit disclosure of confidential information concerning the Company and require disclosure and assignment of inventions, discoveries and other works relating to the executive’s employment. If a “change in control” had occurred at the end of fiscal 2005 and the executive’s employment was terminated, the Named Executives would have received the amounts indicated, which includes deemed compensation during the preceding five years from the exercise of stock options: Mr. Twomey, $4,157,313; Mr. Bonev, $822,837; Mr. Delmore, $1,705,559; Mr. Ray, $1,220,446 and Mr. Tweet, $1,186,123.

        The Company has also entered into employment agreements with each of its executive officers pursuant to which they will receive upon termination of employment, other than by the Company for “cause,” for a twelve-month period, (i) with respect to Mr. Twomey, an amount equal to his average annual cash compensation over the five-year period immediately preceding the date of termination and with respect to the other executive officers, an amount equal to their average annual salary over the three-year period immediately preceding the date of termination, and (ii) the employee benefits received prior to termination. The employment agreements also restrict each executive officer from certain competitive employment following termination and prohibit disclosure of confidential information concerning the Company. Mr. Twomey, upon termination of his employment for any reason, will also receive $175,000 of deferred compensation. If the Named Executives had been terminated at the end of the last fiscal year for a reason other than cause, they would have received the following amounts pursuant to the employment agreements: Mr. Twomey, $884,766; Mr. Bonev, $228,000; Mr. Delmore, $228,000; Mr. Ray, $207,667 and Mr. Tweet, $191,000.

Stock Options

        The following table contains information concerning individual grants of stock options during the last fiscal year for the Named Executives.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

Name	Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($)	Market Price on Grant Date ($)	Expiration Date	Grant Date Present Value ($)(2)

Christopher A. Twomey	80,000(1)	29%	$27.69	$27.69	8/4/2014	$885,744
Robert Bonev	35,000(1)	13%	$27.69	$27.69	8/4/2014	$387,513
Timothy C. Delmore	35,000(1)	13%	$27.69	$27.69	8/4/2014	$387,513
Ronald G. Ray	25,000(1)	9%	$27.69	$27.69	8/4/2014	$276,795
Ole E. Tweet	15,000(1)	5%	$27.69	$27.69	8/4/2014	$166,077

(1)	Becomes exercisable with respect to one-third of the shares of Common Stock subject to the option on August 4, 2005, 2006 and 2007.
(2)	Based upon the Black-Scholes valuation method. Assumptions used include an expected term of seven years, risk-free interest rate of 4.08%, dividend yield of 1.09% and historical volatility of 36%.

        The following table contains information concerning the exercise of options during fiscal 2005 and the value of options previously granted under the Company’s Stock Option Plans which were held by the Named Executives at the end of the last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (1)

Name	Shares Acquired On Exercise(#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher A. Twomey	54,616	$985,830	286,049	180,000	$3,592,829	$787,337
Robert Bonev	14,183	$178,564	70,818	84,999	$749,178	$393,657
Timothy C. Delmore	0	$0	45,000	84,999	$430,014	$393,657
Ronald G. Ray	28,334	$305,404	20,001	44,999	$218,882	$157,457
Ole E. Tweet	0	$0	18,334	34,999	$175,923	$157,457

(1)	Based on a market price of $27.06 per share of Common Stock on March 31, 2005.

Compensation Committee Report on Executive Compensation

        Compensation of the Company’s executives is annually reviewed by the four-member Compensation Committee of the Board composed of Messrs. Dondelinger, Hagen, Ness and Ostrander. The Compensation Committee makes recommendations to the full Board regarding proposed compensation for the Company’s executives. During fiscal 2005, the independent directors reviewed and approved all compensation matters for the Company’s executives. Pursuant to SEC rules designed to enhance disclosure of companies’ policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company’s compensation policies for fiscal 2005 as they affected the Named Executives. The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

        Compensation Philosophy.    The Company has three basic objectives for its executive compensation program: attraction and retention of executives who contribute to the long-term success of the Company; payment for performance; and alignment of the interests of management with those of the shareholders. The Company’s executive compensation program is currently a target-based performance incentive plan intended to accomplish the basic objectives.

        The Compensation Committee with the assistance of a nationally recognized compensation consulting firm analyzes general industry as well as industry specific and other peer company data to establish compensation market targets which have been generally in line with medium market levels and are competitive for the Company’s industry as well as companies of similar revenue size.

        Base Pay.    In order to assure the Company’s ability to attract and retain qualified executives, the Compensation Committee believes that base pay should generally be in a range between 85% and 115% of the market target. Current base pay for the Named Executives is within the range established for each position and each individual.

        Annual Incentive Awards.    Each executive is eligible to receive annual cash incentive awards based on corporate and individual performance. The annual incentive program awards each Named Executive, with the exception of Mr. Twomey, a percentage of base salary with 80% of the award tied to the Company’s earnings and 20% tied to the individual’s performance. Mr. Twomey’s award is tied 100% to Company earnings. With regard to the portion of the annual incentive tied to the Company’s earnings, the Board of Directors annually establishes an earnings target, a minimum earnings threshold below which an annual incentive will not be paid, and a maximum incentive level. In addition, individual performance goals are established annually for each executive and incentive awards are paid based on individual accomplishments. The Compensation Committee believes that placing a meaningful portion of an executive’s overall compensation at total risk, based on the Company’s earnings and the individual’s performance, is the best way to focus attention on the short and intermediate-term goals of the Company and encourage high levels of performance from each executive. The Compensation Committee believes that total annual cash compensation target including base and incentives should be 85% to 115% of the competitive market.

        Long-Term Incentives.    Aligning the interests of management with those of shareholders is accomplished through longer term incentives directly related to the improvement in long-term shareholder value. The Compensation Committee believes this is accomplished with the award of stock options to the Named Executives and other key personnel. For the Named Executives, stock options valued at amounts designed to bring total executive compensation generally in line with median market levels are awarded annually and vest over three years. Stock options have value for the executive officers only if the price of the Company’s stock appreciates in value from the date of grant. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that stock options encourage and reward effective management which, in turn, results in the long-term corporate financial success as measured by stock price appreciation.

        Other Compensation Programs.    The Company maintains certain broad based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life, and health insurance plans. The Company’s retirement plan is a 401(k) plan which allows all eligible employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to the employee’s contribution up to a maximum of 3% of the employee’s base salary.

        Mr. Twomey’s Fiscal 2005 Compensation.     Mr. Twomey’s base pay for fiscal 2005 of $502,640 was determined in a similar manner as the other Named Executives, with the base pay equal to 85% of the market targets. Mr. Twomey’s annual incentive award of $165,871 was determined in accordance with annual incentive plan in a similar manner as the other Named Executives, with 100% of the award tied to the Company’s earnings. Mr. Twomey’s total cash compensation for fiscal 2005 was at 72% of the market targets.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Robert J. Dondelinger	William I. Hagen	William G. Ness	Gregg A. Ostrander

Compensation Committee Interlocks and Insider Participation

        As described below, Mr. Dondelinger, a director and member of the Compensation Committee of the Board, has a relationship with an entity which engages in certain transactions with the Company which require disclosure. See “Certain Transactions.”

Certain Transactions

        Since the Company first began production in August 1983, it has purchased engines for its products from Suzuki pursuant to contracts which are renewed annually and which stipulate price and general terms of delivery of engines. During the last fiscal year, the Company paid Suzuki approximately $138,021,000 for engines, service parts and tooling. Terms of the agreement were, and renewal rates are, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

        During the last fiscal year, the Company purchased wiring harnesses from Itasca Bemidji, Inc. (“IBI”), a company in which Mr. Ness, a director of the Company, owns approximately 14% of the outstanding stock. During the last fiscal year, the Company paid IBI approximately $2,553,000 for harnesses. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

        During the last fiscal year, the Company purchased certain vehicles from Northern Motors, a General Motors dealership in which Mr. Dondelinger, a director of the Company, is Co-Owner and Chairman of the Board. During the last fiscal year, the Company paid Northern Motors approximately $128,000 for vehicles, repairs and other miscellaneous items. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

        On May 1, 2003, Miller & Hagen Investments, LLP of which Mr. Hagen, a director of the Company, is a partner entered into a five year lease with the Company. The lease is for approximately 14,350 square feet consisting of warehouse, machine shop and office space located in Thief River Falls, Minnesota. The rent is $55,000 annually, a rate which was the subject of arms-length negotiation and is no less favorable to the Company than the Company could otherwise obtain.

        Notwithstanding these transactions, Messrs. Dondelinger and Hagen are each considered an “independent director” under the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market and have been so determined by the Board of Directors given the relatively small size of the transactions.

Performance Graph

        In accordance with the rules of the SEC, the following performance graph compares performance of the Company’s Common Stock on the Nasdaq National Market to the Standard & Poor’s 500 Index and to the Automotive Index (indicated below as the “CoreData Group Index”) prepared by CoreData, LLC. The graph compares on an annual basis the cumulative total shareholder return on $100 invested on March 31, 2000, and assumes reinvestment of all dividends and has been adjusted to reflect stock splits. The performance graph is not necessarily indicative of future investment performance.

	MARCH 31,

	2000	2001	2002	2003	2004	2005

Arctic Cat Inc.	$100.00	$136.23	$203.60	$160.15	$263.40	$284.02
CoreData Group Index	100.00	95.49	141.56	103.49	154.19	171.17
S&P 500 Index	100.00	78.32	78.51	59.07	79.82	85.16

        The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

        The following table presents information provided to the Company as to the beneficial ownership of the Company’s capital stock as of June 10, 2005 by (i) the only shareholders known to the Company to hold 5% or more of such stock, (ii) each of the nominees, directors and Named Executives of the Company and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Beneficial Owners	Capital Stock Beneficially Owned(1)		Percent of Outstanding Shares of Common Stock	Percent of Outstanding Shares of Capital Stock

Suzuki Motor Corporation 300 Takatsuki-cho Hamamatsu-shi Shizuoka-ken, Japan 432-8611	6,717,000	(2)	0%	33.7%
Barclays Global Investors, NA Barclays Global Fund Advisors Barclays Capital Inc. 45 Fremont Street San Francisco, CA 94105	1,451,373	(3)	11%	7.3%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,844,760	(2)	14%	9.3%
Robert J. Dondelinger	132,956	(4)	1.0%	*
William I. Hagen	312,753	(4)	2.4%	1.6%
Masayoshi Ito	0	(5)	*	*
Susan E. Lester	8,000	(4)	*	*
William G. Ness	53,635	(4)	*	*
Gregg A. Ostrander	43,000	(4)	*	*
Kenneth J. Roering	43,000	(4)	*	*
Christopher A. Twomey	578,740	(4)	4.4%	2.9%
Robert Bonev	116,239	(4)	*	*
Timothy C. Delmore	138,667	(4)	1.1%	*
Ronald G. Ray	61,081	(4)	*	*
Ole E. Tweet	98,432	(4)	*	*
All Directors and Officers as a Group (14 persons)	1,773,385	(4)(5)	13.4%	8.9%

*	Less than 1%.
(1)	All outstanding shares of capital stock are Common Stock except shares held by Suzuki which are all Class B Common Stock. See “Election of Directors.”
(2)	Based on information included in a Schedule 13G filed with the SEC.
(3)	Based on information included in a Schedule 13G filed with the SEC. The shares reported are held by Barclays Global Investors, N.A., Barclays Global Fund Advisors and Barclays Capital Inc. in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays Global Investors, N.A. has sole voting power over 784,238 shares and sole investment power over 1,012,896 shares. Barclays Global Fund Advisors has sole voting and investment power over 405,677 shares. Barclays Capital Inc. has sole voting and investment power over 32,800 shares.
(4)	Includes the following number of shares purchasable by the indicated individuals and group within 60 days from the date hereof pursuant to the exercise of outstanding stock options: Mr. Dondelinger, 77,721 shares; Mr. Hagen, 77,721 shares; Ms. Lester, 6,000 shares; Mr. Ness, 12,000 shares; Mr. Ostrander, 42,000 shares; Mr. Roering, 42,000 shares; Mr. Twomey, 379,383 shares; Mr. Bonev, 115,818 shares; Mr. Delmore, 90,000 shares; Mr. Ray, 41,668 shares; Mr. Tweet, 36,667 shares; and all directors and officers as a group, 1,011,022 shares. Also, Mr. Hagen’s shares include 6,137 shares owned by Mr. Hagen’s wife, the beneficial ownership of which he disclaims.
(5)	Excludes shares held by Suzuki.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the SEC require the Company to disclose the identity of directors, executive officers and beneficial owners of more than 10% of the Common Stock of the Company who did not file on a timely basis reports required by Section 16 of the 1934 Act. Based solely on review of copies of those reports, or written representations from reporting persons, the Company believes that all directors and executive officers complied with all filing requirements applicable to them during fiscal year ended March 31, 2005.

Equity Compensation Plan Information

        The following table provides information regarding the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing compensation plans as of March 31, 2005, consisting of the Company’s 1989 Stock Option Plan, 1995 Stock Plan and 2002 Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,286,016	$18.56	1,286,016

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,286,016	$18.56	1,286,016

INDEPENDENT PUBLIC ACCOUNTANTS

        Grant Thornton LLP, independent public accountants, were the auditors for the Company for fiscal 2005. The Audit Committee will consider the selection of auditors for fiscal 2006 after the Annual Meeting of Shareholders and currently expects to recommend Grant Thornton LLP. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by Grant Thornton LLP to the Company for the annual audit for fiscal year 2005 and for the review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year 2005 were $404,000 and the aggregate fees billed by Grant Thornton LLP to the Company for the annual audit for fiscal year 2004 and for the review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal year 2004 were $145,000.

Audit-Related Fees

        Grant Thornton LLP billed the Company an aggregate of $48,000 and $60,000 in fiscal years 2005 and 2004, respectively, for audit-related services for accounting and disclosure related research, review of Sarbanes-Oxley Section 404 readiness materials, due diligence assistance/research and review of other regulatory correspondence. The Audit Committee approved all significant amounts for these services provided pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Tax Fees

        Grant Thornton LLP billed the Company $408,000 and $319,000 in fiscal years 2005 and 2004, respectively, for tax compliance, tax advice and tax planning services. The Audit Committee approved all significant amounts for these services provided pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The 2005 tax fees include $55,000 of tax fees for a state and local tax project which was originally established as a contingent fee arrangement but was converted to a hourly rate plus expenses arrangement prior to completion of the assignment in June 2004.

All Other Fees

        There were no other fees billed by Grant Thornton LLP in fiscal years 2005 and 2004.

Pre-Approval Policies

        The Audit Committee has established a detailed Pre-Approval Policy for audit and permissible non-audit services provided by its independent certified public accountants. A copy of the Audit Committee’s Pre-Approval Policy is attached hereto as Appendix A.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of the Company is composed of four independent directors and operates under a written charter adopted by the Board of Directors. Management is responsible for the Company’s internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

        In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee reviewed the fees indicated above and discussed with the independent auditors that firm’s independence.

        Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Gregg A. Ostrander (Chair)       William I. Hagen       Susan E. Lester       Kenneth J. Roering

SHAREHOLDER PROPOSALS

        The proxy rules of the SEC permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. The Company’s Annual Meeting of Shareholders for the fiscal year ending March 31, 2006 is expected to be held on or about August 2, 2006 and proxy materials in connection with that meeting are expected to be mailed on or about June 30, 2006. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 3, 2006. In addition, if the Company receives notice of a separate shareholder proposal before May 5, 2006 or after June 5, 2006, such proposal will be considered untimely pursuant to the Company’s Bylaws and Rules 14a-4 and 14a-5(e) under the 1934 Act, and the persons to be named as proxies solicited by the Board of Directors of the Company for its 2006 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal. See also “Other Matters” below.

METHOD OF PROXY SOLICITATION

        The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mail, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

OTHER MATTERS

        The Company’s Bylaws provide that certain requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 60 days nor more than 90 days prior to the meeting date corresponding with the previous year’s Annual Meeting. Shareholders desiring to bring matters for action at an Annual Meeting should contact the Company’s Secretary for a copy of the relevant procedure. Since no such notice was received with respect to this year’s Annual Meeting, no shareholders may bring additional business before the meeting for action.

        The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company’s financial statements for the fiscal year ended March 31, 2005. A copy of Form 10-K, the annual report filed by the Company with the SEC, will be furnished without charge to any shareholder who requests it in writing from the Company, at the address noted on the first page of this Proxy Statement.

        The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

By Order of the Board of Directors,

Timothy C. Delmore,
Secretary

APPENDIX A TO THE PROXY STATEMENT

ARCTIC CAT INC.
AUDIT COMMITTEE
AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY
February 26, 2004

I.   Statement of Principles.

        The Audit Committee of Arctic Cat Inc. (the “Company”) is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. As part of the pre-approval process, the Audit Committee shall consider whether the services to be performed by the auditor are consistent with the SEC’s rules on auditor independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this Policy, it will require separate pre-approval by the Audit Committee. The pre-approval requirement does not apply to the provision of non-audit services for which the de minimis exception described in Section VII applies.

        The Audit Committee shall pre-approve, by resolution, the type and amount of Audit, Audit-related, Tax and all other services to be performed by the Company’s independent auditor. The term of such pre-approval is 12 months from the date of pre-approval, unless otherwise specified in such resolutions. The Audit Committee will periodically review its pre-approval resolutions and modify the types and amount of services as it determines in its discretion. To assist the Audit Committee, the independent auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be pre-approved under this Policy.

II.   Delegation.

        The Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve the engagement of the independent auditor to provide non-audit services as permitted by the Sarbanes-Oxley Act of 2002, to the extent that such non-audit services are not pre-approved as set forth in this Policy and if the fees for such engagement are less than a cumulative $50,000 during any fiscal year. The Chairman shall report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.   Audit Services.

        The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Annual Audit services include the annual financial statement audit, required quarterly reviews, statutory audits, subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may pre-approve other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

IV.   Audit-related Services.

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may pre-approve Audit-related services, including, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations and audits in connection with acquisitions and dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

V.   Tax Services.

        The Audit Committee may pre-approve those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee may consult with management or its independent advisors, including counsel, to determine that the tax planning and reporting positions are consistent with this Policy.

VI.   All Other Services.

        The Audit Committee may pre-approve those non-audit services classified as All Other Services that are permitted by the Sarbanes-Oxley Act of 2002 that it believes are routine and recurring services and would not impair the independence of the auditor.

VII.   De Minimis Exception.

        The pre-approval requirements for non-audit services is waived provided that all such services: (1) do not aggregate to more than a cumulative $25,000 during any fiscal year; (2) were not recognized as non-audit services by the Company at the time of the engagement, and (3) are promptly reported to the Audit Committee and approved prior to completion of the audit.

VIII.   Prohibited Non-Audit Services.

        The Company may not retain its independent auditor to provide any of the prohibited non-audit services listed in Appendix A to this Policy. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. The Audit Committee will review the list of prohibited non-audit services at least annually to determine whether any additions or deletions should be made to Appendix A.

IX.   Pre-Approval Fee Levels or Maximum Amounts.

        Pre-approval fee levels or maximum amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee and reviewed as the Audit Committee deems appropriate. Attached to this Policy as Exhibits are forms that may be attached by the Audit Committee to their pre-approval resolutions, if desired, to reflect the approved services and associated maximum fee levels. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee, or its designee pursuant to Section II hereof. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee shall consider the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

X.   Procedures.

        All requests or applications for services to be provided by the independent auditor will be submitted to the Chief Financial Officer and shall include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have been pre-approved by the Audit Committee. The Audit Committee will be informed on a periodic basis of the services rendered by the independent auditor. The Chief Financial Officer shall consult as necessary with the Chairman of the Audit Committee in determining whether any particular service has been pre-approved by the Audit Committee.

        The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Chief Financial Officer will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer.

APPENDIX A TO THE PRE-APPROVAL POLICY

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client
•	Financial information systems design and implementation
•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports
•	Actuarial services
•	Internal audit outsourcing services
•	Management functions
•	Human resources
•	Broker-dealer, investment adviser or investment banking services
•	Legal services
•	Expert services unrelated to the audit
•	Preparation of internal controls documentation

EXHIBIT 1

Pre-Approved Additional Audit Services for Fiscal Year 200__

Dated: ________, 200___

Service	Maximum Annual Fee

Financial duties for subsidiaries or affiliates of the Company

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents, attestation of management reports on internal controls), and assistance in responding to SEC comment letters

Total Maximum Additional Audit Services	$_________

EXHIBIT 2

Pre-Approved Audit-Related Services for Fiscal Year 200___

Dated: ___________, 200___

Service	Maximum Annual Fee

Due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations and audits in connection with acquisitions and closing balance sheet audits pertaining to dispositions

Financial statement audits of employee benefit plans

Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters

Internal control reviews and assistance with internal control reporting requirements

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations will be characterized either as “audit” services or “audit-related” services)

Attest services not required by statute or regulation

Total Maximum Audit-Related Services	$_________

EXHIBIT 3

Pre-Approved Tax Services for Fiscal Year 200___

Dated: ___________, 200___

Service	Maximum Annual Fee

U.S. federal, state and local tax planning and advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities

U.S. federal, state and local tax compliance, including preparation of original and amended tax returns, claims for refund and tax payment-planning services

International tax planning and advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities

International tax compliance, including preparation of original and amended tax returns, claims for refund and tax payment-planning services

Review of federal, state, local and international income, franchise and other tax returns

Tax only valuation services, including transfer pricing and cost segregation studies

Total Maximum Tax Services	$_________

EXHIBIT 4

Pre-Approved All Other Services for Fiscal Year 200___

Dated: ________, 200___

Service	Maximum Annual Fee

Total Maximum All Other Services	$_________

APPENDIX

ARCTIC CAT INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, August 3, 2005
4:00 p.m.

Arctic Cat Inc.
601 Brooks Avenue South
Thief River Falls, MN 56701

Arctic Cat Inc. 601 Brooks Avenue South Thief River Falls, MN 56701	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 3, 2005 or any adjournment or adjournments thereof.

The shares of stock of Arctic Cat Inc. you hold will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint William G. Ness and Christopher A. Twomey as proxies (each with the power to act alone and with the power of substitution and revocation) to vote your shares as you designate on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 2, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/acat/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on August 2, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Arctic Cat Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.
\/     Please detach here     \/

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of Directors	01 Robert J. Dondelinger 02 William I. Hagen 03 Kenneth J. Roering	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL ONE AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date _____________________________________ , 2005

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.